UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2009

U.S. AUTO PARTS NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17150 South Margay Avenue, Carson, CA 90746
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (310) 735-0553

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 16, 2009, U.S. Auto Parts Network, Inc. finalized its settlement with regard to the litigation brought by Ford Motor Company against several defendants to protect Ford’s design patents on genuine Ford collision parts.

The settlement and consent end two legal actions: 1)  involving replacement collision parts for Ford’s F-150 pickup truck, which had advanced to the Federal Circuit Court of Appeals; and 2)  involving replacement collision parts for the Ford Mustang, which was before the US International Trade Commission (ITC).

U.S. Auto Parts Network, Inc. agreed to not challenge the validity of the patents on Ford parts; it will be allowed to sell aftermarket parts that correspond to patented Ford replacement parts through a distribution agreement entered into with LKQ Corporation. The details of the distribution agreement are confidential.

The information in this Form 8-K is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2009	U.S. AUTO PARTS NETWORK, INC.

	By:	/s/ THEODORE R. SANDERS
Theodore R. Sanders Chief Financial Officer